                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

                               ANTS SOFTWARE INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)      Title of each class of securities to which transaction applies:
                                          N/A
                 ---------------------------------------------------------------

        (2)      Aggregate number of securities to which transaction applies:
                                          N/A
                 ---------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                          N/A
                 ---------------------------------------------------------------

        (4)      Proposed maximum aggregate value of transaction:

                                          N/A
                 ---------------------------------------------------------------

        (5)      Total fee paid:
                                          N/A
                 ---------------------------------------------------------------

        [ ]      Fee paid previously with preliminary materials:

                 ---------------------------------------------------------------

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)      Amount previously paid:
                                          N/A
                 ---------------------------------------------------------------

        (2)      Form, schedule or registration statement no.:
                                          N/A
                 ---------------------------------------------------------------

        (3)      Filing party:
                                          N/A
                 ---------------------------------------------------------------

        (4)      Date filed:
                                          N/A
                 ---------------------------------------------------------------

[ANTS software inc. GRAPHIC OMITTED]



                                     April 2, 2002


To the Shareholders of ANTs software inc.:

     You are cordially invited to the 2002 Annual Meeting of Shareholders, which will be held on Tuesday, May 14, 2002, at 2:00 p.m. at the Doubletree Hotel, 835 Airport Blvd, Burlingame, California.

     At our meeting, you will be asked to consider and vote upon the following proposals: (i) to elect one Class 2 director, and (ii) to ratify the appointment of Burr, Pilger & Mayer, LLP as our independent accountants for the fiscal year ending December 31, 2002.

     Details with respect to the meeting are set forth in the attached Notice of Annual Meeting and Proxy Statement.

     In preparation for the meeting, we are asking that all shareholders who are planning to attend the meeting in person check the appropriate box on the proxy card. Without an RSVP, we cannot guarantee the availability of seating for all meeting attendees. First priority will be given to those individuals that have RSVPed in advance of the meeting.

     Whether or not you plan to attend the meeting, you are urged to complete, date, sign and return your proxy. Your vote is very important to us and we encourage you to read the proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience. You may also vote by telephone or via the Internet; specific instructions on how to vote using these methods are included on the proxy card.

     I look forward to seeing you at the Annual Meeting.

                                     Sincerely




                                     Francis K. Ruotolo
                                     Chairman of the Board, President,
                                     And Chief Executive Officer

                              ANTs software inc.
                            801 Mahler Rd, Suite G
                              Burlingame, CA 94010

                       ---------------------------------
                   Notice of Annual Meeting of Shareholders
                             Of ANTs software inc.
                      ---------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of ANTs software inc., a Delaware corporation (the "Company") will be held at the Doubletree Hotel, 835 Airport Blvd, Burlingame, CA, on May 14, 2002, at 2:00 p.m., local time to transact the following business:

     1. Elect one Class 2 director of the Company. Homer G. Dunn has been nominated to serve until the 2005 Annual Meeting, and until his successor has been elected and qualified.

     2. Ratify the selection of Burr, Pilger & Mayer, LLP, as independent accountants for the Company for the calendar year ending December 31, 2002; and

     3. Consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     All of these matters to be voted upon are more fully presented and discussed in the Proxy Statement delivered with this notice. Your Board of directors recommends that you vote in favor of the 2 proposals outlined in this proxy statement.

     Your Board of directors has fixed the close of business on March 22, 2002 as the record date for determining those shareholders who are entitled to receive notice of and to vote at this meeting or any adjournment or postponement thereof. A list of such shareholders will be available at the meeting and, for a ten-day period preceding the meeting, at the offices of the Company during ordinary business hours. The stock transfer books will not be closed between the record date and the date of the meeting.

     Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the meeting, please read the attached Proxy Statement carefully, complete, date and sign the enclosed proxy card as promptly as possible and return it in the enclosed envelope. You may revoke your proxy at any time prior to the time it is voted at the meeting or any adjournment thereof. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.


                                 BY ORDER OF THE BOARD OF DIRECTORS



                                 Kenneth Ruotolo,
                                 Secretary


Burlingame, California
April 2, 2002

                              ANTs software inc.

                             --------------------
                                PROXY STATEMENT
                             --------------------

                        Annual Meeting of Shareholders
                                  May 14, 2002

     This Proxy Statement is being mailed to shareholders on or around April 8, 2002, in connection with the solicitation of proxies by the Board of Directors of ANTs software inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on May 14, 2002, at 2:00 p.m. local time at the Doubletree Hotel, 835 Airport Blvd., Burlingame, California (the "Annual Meeting").


                           ABOUT THE ANNUAL MEETING


What is the purpose of the Annual Meeting?

     At the Annual Meeting, you will be asked to:

     1.   Elect one Class 2 director;

     2. Ratify the selection of Burr, Pilger & Mayer, LLP, as independent accountants for the Company for the year ending December 31, 2002; and


     3. Act upon such matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.


What is the Proxy for, who can vote and how do I vote?

     This proxy statement informs the shareholders of the Company about items that will be voted upon at the Annual Meeting. The Statement also solicits proxies (a formal way of voting through legal representation) from those shareholders who are unable to attend the Annual Meeting. The proxy statement was prepared by the management of the Company for its Board of Directors. The Company is paying the cost of preparation of this Statement and for its mailing to and return of executed proxies from Shareholders.

     The proxy is for voting shares in connection with the Annual Meeting and at any adjournment or postponement of that meeting. The Annual Meeting will be held on May 14, 2001, at 2:00 p.m., local time, at the Doubletree Hotel, 835 Airport Blvd., Burlingame, California.

     You may vote at the Annual Meeting if you were a shareholder of record of Common Stock at the close of business on March 22, 2002. On March 22, 2002, there were outstanding 17,525,651 shares of Common Stock. The presence at the Annual Meeting, in person or by proxy, of a majority of the total number of shares entitled to vote on the record date constitutes a quorum for the transaction of business by such holders at the Annual Meeting. Each share is entitled to one vote on each matter that is properly brought before the Annual Meeting.

     A list of Shareholders entitled to vote at the Annual Meeting will be available at the Doubletree Hotel, 835 Airport Blvd, Burlingame, California on the date of the Annual Meeting. This list will also be available for 10 days prior to the Annual Meeting at the offices of the Company at 801 Mahler Road, Suite G, Burlingame, California during normal business hours


Can I attend the Annual Meeting?

     Yes. If you plan to attend the Annual Meeting, we look forward to seeing you there. We do ask, however, that you let us know that you plan to attend by checking the appropriate box on your proxy card. If you are unable to attend the Annual Meeting you may vote by proxy. The enclosed proxy is solicited by the Company's Board of Directors and, when properly completed and returned, will be voted as you direct on your proxy. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the proposals to be considered at the Annual Meeting and FOR the nominee for director presented by the Board. You may revoke or change your proxy at any time before it is exercised at the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's address referenced above. You may also revoke your proxy by giving notice and voting in person at the Annual Meeting.


How will votes be counted?

     The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called "broker non-votes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Even though broker non-votes will be counted as present to determine if a quorum exists, they will not be counted as present and entitled to vote on any non-routine proposal.

     The director nominee who receives the greatest number of votes cast in person or by proxy at the Annual Meeting will be elected Class 2 director of the Company. The affirmative vote of the holders of the majority of the shares present or represented by proxy at the Annual Meeting is required for the approval of the other matter to be voted upon. Abstentions for such matter will be treated as votes cast against the particular matter being voted upon.


In what ways can I vote?

     You have several options available to vote your shares without attending the Annual Meeting. You can vote by (i) completing, signing and returning the enclosed proxy, (ii) calling in your votes by telephone, or (iii) using the Internet.

     You can vote by telephone using the telephone number shown on your proxy card. The telephone voting procedure is designed to authenticate your identity and allow you to vote your shares. It will also confirm that your instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone voting will depend on the voting process of the bank or broker. Please follow whatever telephone voting instructions are on the form you receive from your bank or broker.

     You can vote on the Internet at the web address shown on the enclosed proxy card. The Internet voting procedure is designed to authenticate your identity and allow you to vote your shares. It will also confirm that your instructions have been properly received. If your shares are held in the name of a bank or broker, the availability of Internet voting will depend on the voting process of the bank or broker. Please follow whatever Internet voting instructions are on the form you receive from your bank or broker.

     If you elect to vote using the Internet you may incur telecommunications and Internet access charges for which you are responsible.


                       PROPOSAL 1 -- ELECTION OF DIRECTOR

     Our Board of Directors currently has five directors divided into three classes. Members of each class serve for a three-year term, with one class of directors being elected each year. The nominee is the director currently designated as Class 2 Director, whose term expires at the 2002 Annual Meeting, and upon his respective successor being elected and qualified to serve. The enclosed proxy cannot be voted for a greater number of persons than one.

     The Board proposes the election of Homer G. Dunn as Class 2 Director for a term of three years, expiring at the 2005 Annual Meeting, and until his successor is elected and qualified to serve. The nominee has indicated to the Company that he will serve if elected.

     Unless otherwise indicated, all proxies that authorize the persons named therein to vote for the election of directors will be voted for the election of the nominee listed below. If the nominee is not available for election as a result of any unforeseen circumstance, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee, if any, as our Board of Directors may propose.


                         Nominee for Class 2 Director

     Class 2 directors generally serve a term of 3 years and until their successors are elected and qualified. It is anticipated that the Class 2 director will serve until the annual meeting following the close of the 2004 fiscal year. The nominee for Class 2 director is as follows:


Homer G. Dunn, Age 61

     Homer G. Dunn joined the Company's Board of Directors in January 2001. Mr. Dunn has almost 35 years of business experience encompassing sales, marketing, product management, and consulting. At present, he is Chairman and Founder of Nonstop Solutions Corporation, a leading provider of demand chain optimization technology, information and services solutions to manufacturers, wholesale distributors and retailers.

     A plurality of the votes cast is necessary for the election of a director.


The Board of Directors recommends a vote FOR the nominee listed above.


                     Class 1 Directors continuing in office

     The term of Class 1 directors expires at the annual meeting following the close of the 2003 fiscal year. The Class 1 directors and the Class 1 director positions are not up for re-election at this Annual Meeting.


Thomas Holt, Age 56

     Thomas Holt joined the Company's Board of Directors in November 2000. Mr. Holt is currently Vice President and CIO for Lucent's Services organization. Mr. Holt was VP of Information Services and Chief Information Officer at International Network Services ("INS") from May 1997 before its merger with Lucent. He has also acted as VP of MIS and CIO at Informix and held senior positions at Motorola after starting his career with IBM.


Papken S. Der Torossian, Age 63

     Papken S. Der Torossian joined the Company's Board of Directors in March 2001. Mr. Der Torossian currently serves as Chairman of the Board of Directors and Chief Executive Officer for Silicon Valley Group, Inc. (SVGI). He joined SVGI in 1984 as President and became CEO in 1986. In 1991, Mr. Der Torossian was appointed SVGI's Chairman of the Board. Mr. Der Torossian serves as a director of Nanometrics Inc. since July 2001. Mr. Der Torossian holds a B.S.M.E. degree from MIT and a M.S.M.E. degree from Stanford University.


                     Class 3 Directors continuing in office

     The term of Class 3 directors expires at the annual meeting following the close of the 2002 fiscal year. The Class 3 directors and the Class 3 director positions are not up for re-election at this Annual Meeting.


Francis K. Ruotolo, Age 64

     Frank Ruotolo became Chairman of the Board, Chief Executive Officer and President in January 2001. Prior to that time, he was a member of the Board of Advisors. Most recently, he was a director in the consulting practice of Deloitte & Touche for a period of three years. From 1993 to 1998, Mr. Ruotolo served as the President of The Futures Group. Mr. Ruotolo holds a BA degree in English/Journalism from Northeastern University, Boston, MA, and is a member of the Northeastern University National Council.


John R. Gaulding, Age 56

     John R. Gaulding joined the Company's Board of Directors in January 2001. John R. Gaulding is a private investor and consultant in the fields of strategy and organization. Most recently, he served as a Senior Advisor to Deloitte Consulting specializing in e-Business strategy with responsibility for advising such clients as Hewlett Packard, 3Com, Bergen Brunswig, Longs Drugstores, SCE, and PG&E. Mr. Gaulding is a director of TMP Worldwide, Inc.


Board Committees

     The Board of Directors met 11 times during the fiscal year ended December 31, 2001 (the "Last Fiscal Year"). During the Last Fiscal Year, except for Clive G. Whittenbury, each director attended at least 75% of the total number of meetings of the Board of Directors and the Board committees of which he or she was a member while he or she was a member.

     The Company has an Audit Committee, which consists of Thomas Holt and John
R. Gaulding. Clive G. Whittenbury resigned from the Board and the Audit Committee on March 3, 2002. The Audit Committee held one meeting during the Last Fiscal Year. This committee, among other things, reviews the annual audit with the Company's independent accountants. A copy of the Charter of the Audit Committee was attached to the Proxy Statement filed by the Company on March 22, 2001.

     The Company also has a Compensation Committee, which was formed in June 2001 and consists of Homer G. Dunn and John R. Gaulding. Mr. Richard Lee resigned as a Director of the Company and a member of the Compensation Committee on November 27, 2001. The Compensation Committee held two meetings during the Last Fiscal Year. This committee, among other things, reviews the compensation policies applicable to our senior officers.

     The Company does not have any committees of the Board of directors other than the Audit Committee and the Compensation Committee.


Compensation of Directors

     Directors who are employees of our Company do not receive any compensation for service on the Board. We do not currently pay any cash compensation to non-employee directors. We generally grant options or warrants to purchase up to 75,000 shares of Common Stock to our non-employee directors, subject to a two-year vesting schedule. We paid consulting fees in the amount of $1,750 to Richard Lee for consulting services rendered in 2001.


Indemnification Agreements

     We have entered into Indemnification Agreements with each of our executive officers and directors that provide for indemnification against certain possible judgments and costs which may be brought against them in the course of their service. Such agreements do not provide indemnification for acts and omissions for which indemnification is not permitted under Delaware law.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


Security Ownership by Beneficial Owners


     The following table sets forth, as of March 11, 2002, information regarding ownership of our common stock by any person or entity, known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock. The percentages are calculated on the basis of the amount of outstanding shares of Common Stock on March 11, 2002 which is 17,525,651 plus, for each person, any securities that person has the right to acquire within 60 days following March 11, 2002 pursuant to options or warrants.


                                                Amount
                                              and Nature
                                             of Beneficial      Percent
Name and Address of Beneficial Owner           Ownership        of Class
------------------------------------        ------------        --------
Donald R. Hutton
 10995 Boas Road
 Sidney, B. C. Canada V8L 5J1 .........        3,602,500(1)       20.55

Alison B. Hicks
 10995 Boas Road
 Sidney, B. C. Canada V8L 5J1 .........        3,602,500(2)       20.55

Whistler Design
 94 Dowdeswell Street
 Box N-75-71, Nassau ..................        2,502,500          14.28

----------
(1) Includes 700,000 shares of Common Stock owned by Mr. Hutton, 2,502,500 shares of Common Stock in the name of Whistler Design, controlled by Mr. Hutton, 400,000 shares of Common Stock in the name of Ms. Alison B. Hicks, Mr. Hutton's spouse; does not include 90,000 shares of Common Stock which Mr. Hutton held in joint tenancy with Ms. Josephine C. Hutton and for which Mr. Hutton has disclaimed any beneficial interest in or ownership of such shares.

(2) Includes 400,000 shares of Common Stock owned by Ms. Hicks, 2,502,500 shares of Common Stock in the name of Whistler Design, controlled by Donald R. Hutton, Ms. Hicks' spouse, 700,000 shares of Common Stock in the name of Mr. Hutton; does not include 90,000 shares of Common Stock which Mr. Hutton held in joint tenancy with Ms. Josephine C. Hutton and for which Mr. Hutton has disclaimed any beneficial interest in or ownership of such shares.


Security Ownership by Directors and Executive Officers

     The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock as of March 11, 2002, by each of our directors and executive officers. The table also shows the beneficial ownership of our stock by all directors and executive officers as a group. The table includes the number of shares subject to outstanding options and warrants to purchase shares of Common Stock. The percentages are calculated on the basis of the amount of outstanding shares of Common Stock on March 11, 2002 which is 17,525,651 plus, for each person, any securities that person has the right to acquire within 60 days following March 11, 2002 pursuant to options or warrants.

                                                                 Shares of
                                                               Common Stock        Percent
Name and Address of Beneficial Owner (1)                    Beneficially Owned     of Class
----------------------------------------                    ------------------     --------
Directors and Nominees for Director
 Francis K. Ruotolo ....................................         1,007,500(2)      5.44
 Thomas Holt ...........................................            75,000(3)         *
 John R. Gaulding ......................................            75,000(4)         *
 Homer G. Dunn .........................................            75,000(5)         *
 Papken S. Der Torossian ...............................            75,000(6)         *

Executive Officers
 Clifford Hersh ........................................           864,000(7)      4.70
 Jeffrey Spirn .........................................           120,000(8)         *
 Kenneth Ruotolo .......................................           239,320(9)      1.35
 8 directors and executive officers as a group .........         2,530,820        12.62

----------
*     means less than 1%

(1) Unless otherwise indicated, the address of each director and officer is c/o ANTs software inc., 801 Mahler Road, Suite G, Burlingame, CA 94010.

(2) Includes a Warrant to purchase up to 25,000 shares of Common Stock, an Option to purchase up to 750,000 shares of Common Stock, an Option to purchase up to 155,000 shares of Common Stock, and an Option to purchase up to 77,500 shares of Common Stock. Mr. Ruotolo can acquire 25,000 shares from his Warrant and 763,750 shares from his Options in the next 60 days. Mr. Ruotolo may also purchase the remaining shares under his Option at any time during the next 60 days, however such purchase would be subject to our right to repurchase unvested shares.

(3) Includes an Option to purchase up to 50,000 shares of Common Stock and a second Option to purchase up to 25,000 shares of Common Stock. Mr. Holt can acquire 39,583 shares from his first Option and 17,708 shares from his second Option in the next 60 days. Mr. Holt may also purchase the remaining shares under his Options at any time during the next 60 days, however such purchase would be subject to our right to repurchase unvested shares. The address of Mr. Holt is 203 Montclair Road, Los Gatos, CA 95032.

(4) Includes an Option to purchase up to 75,000 shares of Common Stock. Mr. Gaulding can acquire 53,125 shares from his Option in the next 60 days. Mr. Gaulding may also purchase the remaining shares under his Option at any time during the next 60 days, however such purchase would be subject to our right to repurchase unvested shares. The address of Mr. Gaulding is 115 Margarita Dr., San Rafael, CA 94901.

(5) Includes an Option to purchase up to 75,000 shares of Common Stock. Mr. Dunn can acquire 53,125 shares from his Option in the next 60 days. Mr. Dunn may also purchase the remaining shares under his Option at any time during the next 60 days, however such purchase would be subject to our right to repurchase unvested shares. The address of Mr. Dunn is NONSTOP Solutions, 235 Montgomery Street, 13th Floor, San Francisco, CA 94014.

(6) Includes an Option to purchase up to 75,000 shares of Common Stock. Mr. Der Torossian can acquire 46,875 shares from his Option in the next 60 days. Mr. Der Torossian may also purchase the remaining shares under his Option at any time during the next 60 days, however such purchase would be subject to our right to repurchase unvested shares. The address of Mr. Der Torossian is Silicon Valley Group, Inc., 101 Metro Drive, Suite 400, San Jose, CA 95110.

(7) Includes two fully vested Warrants to purchase an aggregate of up to 600,000 shares of Common Stock, an Option to purchase up to 120,000 shares of Common Stock, a second Option to purchase up to 72,000 shares of Common Stock, and a third Option to purchase up to 72,000 shares of Common Stock. Mr. Hersh may acquire 600,000 shares of Common Stock under his Warrants in the next 60 days. Mr. Hersh may also acquire 203,999 shares of Common Stock under his Options in the next 60 days. Mr. Hersh may also purchase the remaining shares under his Option at any time during the next 60 days, however such purchase would be subject to our right to repurchase unvested shares.

(8) Includes a Warrant to purchase up to 50,000 shares of Common Stock, an Option to purchase up to 10,000 shares of Common Stock, a second Option to purchase up to 40,000 shares of Common Stock, a third Option to purchase up to 10,000 shares of Common Stock, and a forth Option to purchase up to 10,000 shares of Common Stock. Mr. Spirn may acquire 34,722 shares of Common Stock under his Warrant in the next 60 days. Mr. Spirn may also acquire 41,388 shares of Common Stock under his Option in the next 60 days. Mr. Spirn may also purchase the remaining shares under his Options at any time during the next 60 days, however such purchase would be subject to our right to repurchase unvested shares.

(9) Includes an Option to purchase up to 10,000 shares of Common Stock (of which 660 have been forfeited), a second Option to purchase up to 30,000 shares of Common Stock (of which 10,020 have been forfeited), a third Option to purchase up to 175,000 shares of Common Stock, a forth Option to purchase up to 17,500 shares of Common Stock, and a fifth Option to purchase up to 17,500 shares of Common Stock. Mr. Ruotolo may acquire 117,792 shares of Common Stock under his Options. Mr. Ruotolo may also purchase the remaining shares under his Options at any time during the next 60 days, however such purchase would be subject to our right to repurchase unvested shares.


Section 16(a) Beneficial Ownership Reporting Compliance

     To the best of our knowledge, all our officers and directors appointed in fiscal year 2001 timely filed a Form 3 to report their appointment to our Board of Directors or as an officer of our Company. Additionally, to the best of our knowledge all of our officers and directors who were granted options by us reported such grants on a Form 5 filed for the fiscal year ending December 31, 2001. Such grants were approved by our Board of Directors. To the best of our knowledge, Mr. Donald Hutton did not file a Form 4 to report the exercise of a warrant to purchase 500,000 shares of common stock on or about December 9, 2001, but reported such exercise on a Form 5 filed for the fiscal year ending December 31, 2001.


                            EXECUTIVE COMPENSATION


Summary Compensation Table

     This Table sets forth the annual compensation for the three most recent completed fiscal years and the transition period from May 1, 2000 to December 31, 2000 (the "Transition Period") of the named officers who were serving as executive officers during the last completed fiscal year or at the end of the last completed fiscal year.




                                                    Annual compensation
                                      ----------------------------------------------------
                                                                              Other Annual
Name and principal position           Year        Salary         Bonus        Compensation
---------------------------           ------------- ----------- ----------------- --------
Francis K. Ruotolo (2) .........      2001      $362,473      $  400,000(7)
 Chief Executive Officer              2000(1)         --              --           --
 President and Chairman               2000            --              --           --
 of the Board                         1999            --              --           --
John H. Williams (3) ...........      2001      $184,491      $   10,000           --
 Former Chief Executive               2000(1)   $ 66,666              --           --
 Officer and Executive                2000            --              --           --
 Vice President, Quality              1999            --              --           --
 Assurance and Operations
Clifford Hersh (5) .............      2001      $200,000      $   10,000           --
 Executive Vice                       2000(1)   $133,333              --           --
 President and Chief                  2000      $200,000              --           --
 Scientist                            1999            --              --           --
Kenneth Ruotolo (5) ............      2001      $106,666              --           --
 Secretary, Chief                     2000(1)         --              --           --
 Financial Officer and                2000            --              --           --
 Executive Vice President             1999            --              --           --
 of Finance and



                                                   Long term compensation
                                  -------------------------------------------------------
                                                   Award                        Payouts
                                  ----------------------------------------- -------------
                                                    Securities
                                    Restricted      Underlying      LTIP       All Other
Name and principal position       Stock Award(s)   Options/SARs   Payouts    Compensation
---------------------------       ---------------- -------------- --------- -------------
Francis K. Ruotolo (2) .........                      982,500
 Chief Executive Officer                  --           25,000         --            --
 President and Chairman                   --               --         --            --
 of the Board                             --               --         --            --
John H. Williams (3) ...........          --          200,000         --            --
 Former Chief Executive                   --          360,000         --     $  20,382(4)
 Officer and Executive                    --               --         --     $  10,400(4)
 Vice President, Quality                  --               --         --            --
 Assurance and Operations
Clifford Hersh (5) .............          --          144,000         --            --
 Executive Vice                           --          120,000         --            --
 President and Chief                      --               --         --            --
 Scientist                                --          200,000         --            --
Kenneth Ruotolo (5) ............          --          239,320                $  61,600(4)
 Secretary, Chief                         --               --         --            --
 Financial Officer and                    --               --         --            --
 Executive Vice President                 --               --         --            --
 of Finance and Operations


                                             Annual compensation
                              -------------------------------------------------
                                                                   Other Annual
Name and principal position        Year        Salary     Bonus    Compensation
----------------------------- ------------- ----------- --------- -------------
Jeff Spirn (5) ..............      2001      $155,833    $ 2,186        --
 Vice President, Research          2000(1)         --         --        --
 and Development                   2000            --         --        --
                                   1999            --         --        --
Joan Cronin (6) .............      2001      $ 43,976    $10,000        --
 Former Executive Vice             2000(1)   $133,333         --        --
 President, Human Resources        2000      $200,000         --        --
                                   1999            --         --        --



                                              Long term compensation
                              -------------------------------------------------------
                                                Award                      Payouts
                              ----------------------------------------- -------------
                                                 Securities
                                 Restricted      Underlying      LTIP     All Other
Name and principal position    Stock Award(s)   Options/SARs   Payouts   Compensation
----------------------------- ---------------- -------------- --------- -------------
 Operations
Jeff Spirn (5) ..............       --              60,000        --         --
 Vice President, Research           --              60,000        --         --
 and Development                    --                  --        --         --
                                    --                  --        --         --
Joan Cronin (6) .............       --             150,000        --         --
 Former Executive Vice              --             360,000        --         --
 President, Human Resources         --                  --        --         --
                                    --                  --        --         --

----------
(1)   Represents the Transition Period from May 1, 2000 to December 31, 2000.

(2) Mr. Frank Ruotolo joined the Company on January 8, 2001. On October 1, 2001, he voluntarily took a 30% pay cut. On March 16, 2002, he voluntarily took a further 70% pay cut, bringing his salary to 21% of its original amount.

(3) Dr. Williams served as interim Chief Executive Officer from December 12, 2000 to January 8, 2001.

(4) Represents compensation for consulting services rendered by Dr. Williams and Mr. Kenneth Ruotolo before they became employees of the Company.

(5) On October 1, 2001, Mr. Clifford Hersh, Mr. Jeff Spirn and Mr. Kenneth Ruotolo each voluntarily took a 20% pay cut. Subsequently, on March 16, 2002: Mr. Clifford Hersh voluntarily took a further 92% pay cut, bringing his salary to 6% of its original amount, Mr. Jeff Spirn voluntarily took a further 90% pay cut, bringing his salary to 8% of its original amount and Mr. Kenneth Ruotolo voluntarily took a further 50% pay cut, bringing his salary to 40% of its original amount.

(6)   Ms. Cronin resigned on March 2, 2001.

(7) Represents a sign-on bonus paid to Mr. Francis K. Ruotolo on or about January 8, 2001.



Option/SAR grants in the Last Fiscal Year


     The following table sets forth certain information concerning grants of options and warrants to purchase shares of Common Stock of the Company made during the last completed fiscal year to the executive officers named in the Summary Compensation Table.

                                                           Percent of Total
                                  Number of Securities   Options/ SARs Granted
                                   Underlying Options/      to Employees in          Per Share
Name                                  SARs Granted          Fiscal Year (1)     Exercise Price (2)   Expiration Date
-------------------------------- ---------------------- ---------------------- -------------------- ----------------
Francis K. Ruotolo .............         750,000                  34.98               $ 2.75           01/08/2011
Francis K. Ruotolo (3) .........         155,000                   7.23               $ 2.00           11/28/2011
Francis K. Ruotolo (3) .........          77,500                   3.61               $ 2.00           10/03/2011
John H. Williams ...............         200,000                   9.32               $ 2.75           12/31/2002
Kenneth Ruotolo ................         175,000                   8.16               $ 3.18           06/21/2011
Kenneth Ruotolo (4) ............          30,000                   1.39               $ 2.91           02/06/2011
Kenneth Ruotolo (3) ............          17,500                   0.81               $ 2.00           10/03/2011
Kenneth Ruotolo (3) ............          17,500                   0.81               $ 2.00           11/28/2011
Kenneth Ruotolo (5) ............          10,000                   0.46               $ 2.75           01/08/2011
Clifford Hersh (3) .............          72,000                   3.35               $ 2.00           10/03/2011
Clifford Hersh (3) .............          72,000                   3.35               $ 2.00           11/28/2011
Jeff Spirn .....................          40,000                   1.86               $ 2.91           02/21/2011
Jeff Spirn (3) .................          10,000                   0.46               $ 2.00           10/03/2011
Jeff Spirn (3) .................          10,000                   0.46               $ 2.00           11/28/2011
Joan Cronin ....................         150,000                   6.99               $ 2.75           05/28/2002

----------
(1) During the fiscal year ended December 31, 2001, the Company granted to its employees options covering 2,143,690 shares of Common Stock. All options granted are immediately exercisable, subject to the Company's right to repurchase the unvested shares.

(2) The exercise price is equal to the closing sale price of the Common Stock of the Company traded on the Over the Counter Bulletin Board on the grant date.

(3) These Options were granted in connection with Mr. Francis K. Ruotolo's 30% pay cut and Mr. Clifford Hersh, Mr. Kenneth Ruotolo and Mr. Jeff Spirn's 20% pay cut. Such Options are fully vested as of the date of filing of this report.

(4) Represents consideration granted in connection with consulting services rendered by Mr. Ruotolo before he became an employee of the Company. Mr. Ruotolo forfeited 10,020 options when he became an employee of the Company, he retains ownership of 19,980 options.

(5) Represents consideration granted in connection with consulting services rendered by Mr. Ruotolo before he became an employee of the Company. Mr. Ruotolo forfeited 660 options when he became an employee of the Company, he retains ownership of 9,340 options.


Option/SAR Exercises in the Last Fiscal Year

     The following table sets forth certain information concerning the exercise of options and warrants to purchase shares of Common Stock of the Company made during the last completed fiscal year by the executive officers named in the Summary Compensation Table.



                                                                                                  Value of
                                                                      Number of                Unexercised In-
                                                                Securities Underlying             The-Money
                                                                 Unexercised Options/           Options/SARs
                           Shares Acquired                        SARs at FY-end (#)            at FY-end ($)
Name                         on Exercise     Value Realized   Exercisable/Unexercisable   Exercisable/Unexercisable
------------------------- ----------------- ---------------- --------------------------- --------------------------
Joan Cronin (1) .........      3,000             $8,250               384,500/0                  $0.00/$0.00

----------
(1) Ms. Cronin resigned on March 2, 2001 and exercised her option on July 25, 2001.


Separation Agreement

     On January 8, 2001, we entered into a Separation Agreement with Mr. Francis K. Ruotolo pursuant to which we agreed to pay Mr. Ruotolo his salary for a period of six months following the termination of his employment in the event Mr. Ruotolo terminates his employment for Good Cause or in the event we terminate Mr. Ruotolo's employment without Cause. We also agreed to continue to pay Mr. Ruotolo his salary for a period of 24 months in the event of a Corporate Transaction (a merger or acquisition in which we are not the surviving entity, the sale of all or substantially all of our assets, or any reverse merger in which we remain the surviving entity) where the consideration received by us is less than five dollars ($5.00) per share on a full dilution and full conversion basis and where the successor company does not offer Mr. Ruotolo a position of similar title, office and responsibilities and equal salary, to the position held and salary received by Mr. Ruotolo with us immediately prior to such Corporate Transaction. Under this Agreement Good Cause is defined as (i) a decrease in Mr. Ruotolo's compensation of greater than twenty-five percent (25%) of his compensation (x) immediately prior to such decrease or (y) in the aggregate over a period not exceeding two years (not including any decrease in compensation that is applied to each of our executive officers equally), (ii) a material change in Mr. Ruotolo's corporate position, title or responsibilities, or (iii) the relocation of our principal offices more than 80 miles from their present location without Mr. Ruotolo's consent. Termination of Mr. Ruotolo's employment is deemed to be "for Cause" in the event that Mr. Ruotolo (i) violates any material provisions of the Letter Agreement by which he was employed, the Separation Agreement or our standard form of Proprietary Information and Inventions Agreement, (ii) is charged with or indicted for a felony, any criminal act other than minor traffic violations, or (iii) commits any act of willful misconduct, gross negligence, or dereliction of his duties under the Separation Agreement.


Certain Transactions


     On January 11, 2001, we entered into an agreement with Mr. Frederick D. Pettit, our former President and Chief Executive Officer, in connection with which we agreed to forgive $45,000 (one fifth) plus interest, of a note receivable by Mr. Pettit on August 4, 2001 and on each 1 year anniversary thereof, until the entire amount of principal and interest have been discharged, and we agreed to pay Mr. Pettit the sum of $300,000, payable $75,000 per year for four (4) years on August 4 of each year.

                         STOCK PRICE PERFORMANCE GRAPH


     Set forth below is a chart showing a comparison of the three year cumulative total return (assuming a $100 investment in the Company's common stock, the S&P 500 and a selected noted peer group) commencing November 10, 1998 and continuing through December 31, 2001.


                        COMPARE CUMULATIVE TOTAL RETURN
                            AMONG ANTS SOFTWARE.COM
                        S&P 500 INDEX AND SIC CODE INDEX


[GRAPHIC OMITTED]


                    11/10/98     4/30/99     4/30/00     12/31/00     12/31/01

ANTS SOFTWARE.COM     100.00      125.00      760.00      217.50       144.00
SIC CODE INDEX        100.00      127.05      315.98      178.91        96.75
S&P 500 INDEX         100.00      122.32      134.71      123.42       108.75


--O---ANTS SOFTWARE.COM   --[ ]---SIC CODE INDEX    ---/\---S&P 500 INDEX

     Assumes $100 Invested on Nov. 10, 1998. Assumes Dividend Reinvested Fiscal Year Ending December 31 2001.

                             AUDIT COMMITTEE REPORT


Background

     The Audit committee of the Board of Director's of ANTs fulfills a fiduciary role for the Board of Directors, as they represent the Shareholders, by providing a direct supervisory link to the independent auditors. The Board of Directors acts upon the recommendations or advice of the Audit Committee, which has no responsibility to make decisions and take actions separate from the Board of Directors. In its role, the Audit Committee undertakes the following advisory or consultative tasks:

     o    recommend, to the Board, the independent audit firm to be employed

     o consult with the independent auditor on their plan of audit for the company

     o review, with the independent auditor, their report of audit and their letter

     o consult, with the independent auditor, on the adequacy of internal controls

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and to report the results of their activities to the Board. The reporting process is the responsibility of Company Management: they prepare the Company's financial statements, while the independent auditors are responsible for auditing those financial statements.

     The committee membership must meet the requirements of the audit committee policy of the NASDAQ Exchange. Accordingly, all of the members are directors independent of management and free from any relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment as a committee member. Accordingly, officers or employees of the company do not serve on the committee.

     The audit committee is composed of two non-management members of the Board who are selected by the Board, based upon their prior experience in audit committee matters, their availability as required for review of these matters, and their individual independence and objectivity. At least one member must have had employment as a senior officer with financial oversight responsibilities.


Specific Required Items for the Present Report of the ANTs Audit Committee

     In support of the Proxy Statement, the audit committee provides this present report for the company's proxy statement. The following disclosure, as required, appears over the printed names of each member of the audit committee. Note that one of the members of the Audit Committee, Clive G. Whittenbury, resigned from the Board of Directors of ANTs on March 3, 2002 but the other members of the Audit Committee present at the 2001 meeting have signed the current disclosure.

     Responses to the following requirements follow each requirement as a bullet:

the audit committee must state whether

     (1) the committee has discussed the audited financial statements with management;

          o   Yes, at the audit committee meeting of 03/22/02.

     (2) the committee has discussed with the independent auditors the matters required by SAS 61;

          o   Yes at the audit committee meeting of 03/22/02.

     (3) the committee has received from the independent accountants the letter required by the Independence standard No.1

          o   Yes, the letter is filed at the ANTs Corporate office

     (4) the committee recommends to the Board, based on the three items above, that the audited financials be included in this Form 10-KSB for filing with the Commission?

          o   Yes

     (5)  an Audit Committee Charter governs the Company's audit committee


          o Yes: a copy of the Charter is included as an appendix to the proxy statement filed by the Company on March 22, 2001.


     (6) the Company has an audit committee and whether the members of their audit committee are "independent" as defined in the NASD's, AMEX's or NYSE's listing standards, and which definition was used


          o Yes, the Company has an Audit Committee that meets the strictest of the standards referred to above: all members of the Audit Committee are uncompensated members of the Board who are neither members of the management nor officers of the Company and are, in the view of the company's board of directors, free of any relationship that would interfere with the exercise of independent judgment by the members of Audit Committee.


Meetings

     The Audit Committee held one meeting during the fiscal year ended December 31, 2001, on June 22, 2001.

     The Committee met with the Company's outside accountants at all meetings, and reviewed their findings, suggestions and plans for continuing audits. The Committee discussed strengthening controls as the Company grows into operations and out of research and development and the need for selecting and supporting strong financial management in support of anticipated growth. The Audit Committee believes that the Committee has an excellent and forthright working relationship with the Company's Audit Firm, Burr, Pilger & Mayer, LLP, and recommends to the Board of Directors that they are qualified candidates for appointment for the next year as they have performed well. The committee recognizes, however, that the Board must consider other factors that may determine the final choice of auditors for the next fiscal year.





Thomas Holt
John R. Gaulding

        PROPOSAL 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


     Burr, Pilger & Mayer, LLP have been selected by the Board of Directors to serve as our independent accountants for the current fiscal year. We are now asking you to ratify the selection of Burr, Pilger & Mayer, LLP as the Company's independent accountants. In the event that holders of a majority of the outstanding shares fail to ratify the selection of Burr, Pilger & Mayer, LLP the Board of Directors will reconsider such selection, but may still select Burr, Pilger & Mayer, LLP as independent public accountants for the Company.

     Representatives of Burr, Pilger & Mayer, LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


Changes in Registrant's Certifying Accountant

     We incorporate by reference the Form 8-K filed with the SEC on January 31, 2000 and Form 8-K/A filed with the SEC on April 3, 2000, disclosing the resignation of Jaak Olesk, CPA our former auditor.

     We incorporate by reference the Form 10-KSB filed with the SEC on March 22, 2001, disclosing our change of independent accountants from Farber & Hass, LLP to Burr, Pilger & Mayer, LLP.


Audit Fees

     The aggregate fees for professional services rendered by Burr, Pilger & Mayer, LLP in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-QSB for the fiscal year ended December 31, 2001 was approximately $28,840.


Financial Information Systems Design and Implementation Fees.

     There were no professional services rendered by Farber & Hass, LLP in the fiscal year ended December 31, 2001 relating to financial information systems design and implementation.

     There were no professional services rendered by Burr, Pilger & Mayer, LLP in the fiscal year ended December 31, 2001 relating to financial information systems design and implementation


All Other Fees.

     The aggregate fees for all other services rendered by Farber & Hass, LLP in the fiscal year ended December 31, 2001 was approximately $12,865.

     The aggregate fees for all other services rendered by Burr, Pilger & Mayer, LLP in the fiscal year ended December 31, 2001 was approximately $14,620.

     Our Audit Committee has considered whether the provision of services rendered by our accountants are compatible with maintaining the accountant's independence.


The Board of Directors recommends a vote FOR Proposal Number 2.


                             SHAREHOLDER PROPOSALS


     Shareholder proposals for inclusion in our proxy statement and form of proxy for the fiscal year ending December 31, 2002 must be received by December 31, 2002.

                                 OTHER BUSINESS


     We know of no other matters to be submitted to Shareholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their best judgment.




                                 BY ORDER OF THE BOARD OF DIRECTORS




                                 Kenneth Ruotolo,
                                 Secretary


April 2, 2002


--------------------------------------------------------------------
  ALL SHARHEOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. THANK YOU.
--------------------------------------------------------------------
                                       15

--------------------------------------------------------------------------------

                               ANTs software inc.

PROXY                                                                      PROXY

          The undersigned Shareholder of ANTs software inc., a Delaware corporation (the Company) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 2, 2002, and appoints Francis K. Ruotolo and Kenneth Ruotolo, and each of them, attorney-in-fact and proxy of the undersigned, each with power of substitution, to attend, vote and act, from time to time, for the undersigned at the Meeting of Shareholders of ANTs software inc. to be held at the Doubletree Hotel, 835 Airport Blvd, Burlingame, California, on May 14, 2002, at 2:00 p.m., or at any other location, and any adjournments or postponements thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all of the powers which the undersigned would possess if personally present, hereby revoking any proxy to vote such shares heretofore given,and hereby ratifying and confirming all that such attorneys and proxies, or any of them, may lawfully do by virtue hereof.

          This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominee to the Board of directors in the manner described in the Proxy Statement, and FOR proposal 2. If this proxy is executed in any manner so as not to withhold authority to vote for the election of the nominee to the Board of directors, it shall be deemed to grant such authority.

          IF VOTING BY MAIL, PLEASE VOTE, DATE AND SIGN AND REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. IF VOTING BY TELEPHONE OR INTERNET, PLEASE USE INSTRUCTIONS ON REVERSE.

   --------------------------------------------------------------------------

        Address Changes/Comments:________________________________________

        _________________________________________________________________

  ---------------------------------------------------------------------------

(If you noted any address changes/comments above, please mark corresponding box on other side.)

--------------------------------------------------------------------------------

ANTs software inc.            VOTE BY INTERNET -www.proxyvote.com
801 MAHLER ROAD               Use the Internet to transmit your voting
SUITE G                       instructions and for electronic delivery of
BURLINGAME,CA 94010           information up until 11:59 P.M. Eastern Time the
                              day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit
                              Control Number which is located below to obtain your records and to create an electronic voting instruction form.

                              VOTE BY PHONE -1-800-690-6903
                              Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                              VOTE BY MAIL
                              Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to ANTs software inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                              KEEP THIS PORTION FOR YOUR RECORDS
---------------------------------------------------------------------------------------------------------------------------

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.                      DETACH AND RETURN THIS PORTION ONLY
---------------------------------------------------------------------------------------------------------------------------
ANTs software inc.

   The Board recommends a vote FOR Items 1 and 2.

                                                                                 To withhold authority to vote, mark
                                         For        Withhold       For All       "For All Except" and write the nominee's
1. Elect one Class 2 director.           All           All         Except        number on the line below.
   Nominee:           Homer G. Dunn
                                         [ ]           [ ]           [ ]         -----------------------------------------


Vote On Proposal
                                                      For     Against    Abstain
2. Ratify the selection of Burr, Pilger & Mayer,
   LLP, as independent accountants for the Company
   for the year ending December 31, 2002.             [ ]       [ ]        [ ]

          If this proxy is properly executed and returned, the shares represented hereby will be voted in the manner set forth herein. This proxy will be voted as the proxies deem advisable on such proper business as may come before the meeting of the shareholders or pursuant to consent to act or otherwise as provided by Delaware law.

          Please mark and sign exactly as your name appears on your Share Certificate. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If shares are held by joint tenants or as community property, each person should sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. If a partnership, this signature should be that of an authorized person who should state his or her title.

For address changes and/or comments, please check
this box and write them on the back where indicated.                     [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                              [ ]

_________________________________________        _______________________________
Signature [PLEASE SIGN WITHIN BOX]   Date        Signature (Joint Owners)   Date